UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2014

LION BIOTECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)
Nevada	75-3254381
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

21900 Burbank Blvd, Third Floor, Woodland Hills, CA 91367
(Address of principal executive offices and zip code)
(818) 992-3126
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 12, 2014, Elma Hawkins, Ph.D., was appointed by the Board of Directors of Lion Biotechnologies, Inc. (the “Company”) as a Director to fill a vacancy on the Board resulting from the resignation of Manish Singh on November 12, 2014.  The Company’s Board of Directors also appointed Dr. Hawkins as Chief Executive Officer, effective January 1, 2015.  Dr. Hawkins will replace Manish Singh, who has resigned as Chief Executive Officer effective December 31, 2014.  Dr. Hawkins has been the Company’s President and Chief Operating Officer since August 21, 2014.

In connection with her appointment as Chief Executive Officer, the Company will pay Dr. Hawkins an annual salary of $350,000.  Dr. Hawkins’s annual salary will automatically increase to $400,000 if, and when, the Company receives $25 million or more of equity funding.  As the Company’s President and Chief Executive Officer, Dr. Hawkins will also be entitled to a year-end incentive bonus of up to 40% of her base salary.  Dr. Hawkins was also be granted a stock option to purchase 275,000 shares of the Company’s common stock (the “Option”) at an exercise price equal $6.15 per share (the closing price of the common stock on December 12, 2014).  Provided that she is still employed with the Company on the following dates, the Option will vest over three years as follows: (i) 91,667 shares will vest on January 1, 2016; and (ii) the remaining shares shall vest quarterly over the next two years after January 1, 2016.  In connection with the Option, the Company and Dr. Hawkins intend to enter into the Company’s customary form of stock option agreement.

Dr. Hawkins, 58, has served as the Company’s President and Chief Operating Officer since her appointment on August 21, 2014.  From February 2014 until her appointment as President and Chief Operating Officer, Dr. Hawkins served as the Company’s Head of Clinical Development under a consulting agreement.  Since 2006 Dr. Hawkins has been an independent consultant to various biotechnology companies and financial institutions.  Dr. Hawkins started her career at Warner-Lambert/Parke-Davis in Clinical Research.  Later she joined the Center for the Study of Drug Development at Tufts Medical School.  Following that, she held various positions at BioSurface Technology and Genzyme Corporation, and at Antigenics, most recently as that company’s Vice Chairman.  Later, she was President and CEO of Advanced Viral Research.  She also serves on the Health Care Advisory Board for the Partnership for New York City.  Dr. Hawkins has BSc in Mathematics and Chemistry, BSc (Hons) in Chemistry, MSc in Organic Chemistry, a PhD in Organic Chemistry and an MBA with specialization in entrepreneurship.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LION BIOTECHNOLOGIES, INC.

Date: December 15, 2014	By:	/s/ Michael Handelman
Michael Handelman, Chief Financial Officer